DSG Global, Inc. Releases Shareholder Update Focusing On Company and Stock Restructuring

May 3, 2018 – Surrey, B.C. – Today, the company is releasing the following shareholder update in order to provide information to its shareholders and to keep them informed on the company's path towards financial improvement.

The company is excited about the long-awaited launch of our new product line THE INFINITY 12", 10" and 7" HD models. Since we announced the launch of these products, we have already secured $2.5m in orders. We have started manufacturing the first 2000 units and formalized a short-term manufacturing financing package.

The company has also received delivery of the first Fairway Rider G3 single rider golf vehicles and is beginning the process of installation at various golf courses this month. Each Fairway Rider G3 will have the new 3G LTE TAG tracker and DSG Global will maintain all service and support.

The company and its Board of Directors is providing our shareholder base with an update as to steps we began to initiate a few months ago in order to clean up our cap structure, remediate and settle outstanding liabilities, and fund our future growth. In November 2017, we engaged a well-known and respected corporate restructuring specialty firm. Their purpose is to assist us with establishing a new corporate and financial platform from which we could remedy some of the financial difficulties that have affected our company over the last two years. Their expertise includes focusing on partial or complete capital restructuring's for purposes of debt remediation, reconstituting Board and Management control, removal of debt off the books, attracting more traditional long term capital, secure credible investment bankers.

After months of planning and a careful review of our options, including review by our securities counsel, the Board of Directors approved a restructuring plan. This plan includes moving a large part of our liabilities into longer-term equity and remediates certain other debt by a variety of settlement vehicles. This will include the issuance of newly created series of Convertible Preferred Stock, SEC 3(a)(10) settlements, and cash payments. As a result of completing this restructuring, the company's goal is to secure quality capital to allow it to continue the development, manufacturing, sales and distribution of our products to the golf and agriculture industry. The restructuring advisory group has made DSG Global an introduction to a quality investment banking firm. The company expects to execute an agreement with this new investment banker later this month that provides access to long-term quality operational capital and acquisition funding so DSG has the ability to acquire companies that compliment and financially support our growth.

The restructuring plan is well underway and the company will provide updates with regard to achieved milestones as the company meets them. DSG Global cannot predict if, or when, the company will complete its restructuring plans, but is working hard to complete as soon as practicable.

About DSG Global Inc.
DSG Global Inc. (DSGT) is one of the new breed of Software-as-a-Service (SaaS) companies that are dominating the IT industry. DSGT provides electronic tracking systems fleet management solutions and mobile digital data for players. Our clients are using DSGT's patented technology

to significantly reduce costs, increase safety and enhance customer satisfaction. DSGT has historically focused on the golf industry, where golf course operators manage their fleet of golf carts, turf equipment, and utility vehicles remotely using DSGT's SaaS Technology. DSGT is now addressing the PACE OF PLAY problems that exist on golf courses today and introducing the NEW ELECTRIC SINGLE FAIRWAY RIDER G3 to the golf industry. The new Fairway Rider G3 will be equipped with the patented DSG TAG for tracking and the new 7" INFINITY LITE. DSGT is also aggressively branching into several revenue streams, through programmatic advertising, licensing, distribution, commercial fleet management and agricultural applications.

www.dsgtag.com

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Forward looking statements in this press release include statements relating to the Company's corporate finance and other strategic initiatives, and the Company's expansion into markets outside of the golf industry. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: the timing and nature of any capital raising transactions; our ability to offer products and services for use by customers in new markets outside of the golf industry; our ability to enter into contracts with golf courses for the Fairway Rider G3 or any revenue that may be generated therefrom; the risk of competition; our ability to find, recruit and retain personnel with knowledge and experience in selling products and services in these new markets; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

For information, please contact:
Investor Relations
Chesapeake Group
410.825.3930